UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 18, 2008
Date of Report (Date of earliest event reported)

CONSTITUTION MINING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6139 S. Rural Road, Suite 103 Tempe, Arizona	85283-2929
(Address of principal executive offices)	(Zip Code)

(480) 820-5950
Registrant's telephone number, including area code

Suite 300 - 1055 West Hastings Street
Vancouver, British Columbia, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement.

Effective January 18, 2008, the Board of Directors of Constitution Mining Corp. (the "Company") approved the Company's entry into an Assignment and Assumption of Lease and Debt Agreement (the "Agreement") with Fayetteville Oil and Gas, Inc. ("Fayetteville"), Iberica Enterprises Inc. ("Iberica") and Montex Fayetteville, LLC ("Montex").

Pursuant to the Agreement, the Company assigned to Fayetteville (the "Assignment") all of the Company's right, title and interest in and to a lease agreement (the "Lease") entered into by and between the Company and Alice Ramsey, Paul Weber, Reid Weber and Rebecca Daniels (collectively, the "Lessors") in April 2006 (and as subsequently amended pursuant to addenda thereto) with respect to a certain mineral, oil and gas property located in St. Francis County, Arkansas. As consideration of the Assignment, Fayetteville assumed all obligations of the Company under the Lease and agreed to discharge all obligations of the Company under the Lease. In addition, as further consideration of the Assignment, Fayetteville assumed all payment obligations of the Company, as of December 31, 2007, on a demand basis, under a certain Convertible Debenture Note previously entered into by the Company with Iberica (the "Iberica Note") as well as under a certain Convertible Debenture Note previously entered into by the Company with Montex (the "Montex Note"). As of December 31, 2007, the balance due under the Iberica Note was U.S.$306,378 (consisting of U.S.$250,000 in principal and unpaid interest of U.S.$56,378), and the balance due under the Montex Note was U.S.$482,241 (consisting of U.S.$415,000 in principal and unpaid interest of U.S.$67,241). As a result of Fayetteville's agreement to assume such payment obligations, each of Iberica and Montex have agreed to release the Company from any and all of its obligations under the Iberica and Montex Notes, respectively.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01         Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01 of this Current Report, as of January 18, 2008, the Company has, pursuant to the Agreement, assigned all of its right and interest in and to the Lease by and between the Company and the Lessors with respect to a certain oil and gas property located in St. Francis County, Arkansas, to Fayetteville, in consideration of Fayetteville assuming the Company's obligations under the Lease and assuming the Company's payment obligations, as of December 31, 2007, under the Iberica Note (in the amount of U.S.$306,378) and the Montex Note (in the amount of U.S.$482,241), in each case as more fully described in Item 1.01 above.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.06         Change in Shell Company Status

On April 29, 2006, the Company entered into a Lease with the Lessors identified in Item 1.01 of this Current Report, as disclosed in a Current Report filed by the Company with the SEC on September 12, 2006 (the "September 2006 Current Report"). The Company has determined that, as a result of such transaction, the Company ceased to be a shell company as of April 29, 2006. The Company provided Form 10-SB disclosure required by Item 2.01 of Form 8-K in the Company's September 2006 Current Report. However, the Company failed to provide Item 5.06 disclosure in such September 2006 Current Report that the Company ceased to be a shell company as a result of its entry into the Lease. In addition, the Company has inadvertently carried forward its designation as a shell company in its 10-QSB and 10-KSB filings made subsequent to the filing of its September 2006 Current Report.

The Company is currently in the process of reviewing its filings with the SEC to determine what amendments to such filings are appropriate, including to what extent pro forma financial statements should be included in amended filings, as a result of the Company's determination that it ceased to be a shell company as a result of its entry into the Lease on April 29, 2006.

SECTION 8 - OTHER EVENTS

Item 8.01         Other Events

On January 18, 2008, the Company announced the appointment of a newly formed Board of Advisors to assist management with the ongoing technical assessment of potential acquisitions and to provide input on exploration programs. The Board of Advisors are not officers or directors of the Company. Dr. Gregg Morrison will serve as Chairman of the Board of Advisors. In addition, Robert Horn, Robert Van Tassell, Dr. Mark Hinman and Hector Ponte have been appointed as advisors.

The following sets forth the business experience of the members of the Board of Advisors:

Dr. Gregg Morrison. Gregg Morrison, PhD, the Chairman of the Board of Advisors, brings to Constitution Mining 30 years of exploration experience in Australia, the Asian Pacific and North America. He previously served as director of gold research at James Cook University and as a supervisor of company-funded research on gold of eastern Australia. Dr. Morrison also serves as consulting geologist and Director of Klondike Exploration Services.

Robert Horn. Bob Horn is a geoscientist and has worked in the mining industry for almost 40 years, conducting exploration and mining projects all over the world. In Canada, he served as vice president of exploration for both Inco Ltd. and BP Canada and served as chairman of the Ontario Geological Survey Advisory Board. Mr. Horn served on several mining committees in the European Union and Canada and on the NEA/OECD committee on world uranium reserves. Mr. Horn is also a director of Yamana Gold and Skye Resources.

Robert Van Tassell. Robert "Dutch" Van Tassell brings over 42 years of mining experience, including sixteen years as vice president of exploration for GoldCorp. His exploration teams are credited with several significant discoveries, including the Husky Mine, which produced more than 17 million ounces of silver, the Minto copper deposit and GoldCorp's High Grade Zone, which is currently producing over 500,000 ounces of gold per year.

Dr. Mark Hinman. Mark Hinman, PhD, is the founder of Hinman GeoSolutions, a geological consulting firm whose client list includes North Limited, Pasminco Exploration, Anglo American, Noranda Pacific and others. Dr. Hinman's specialty includes solving drill core structural problems as well as evaluating complex geological systems to optimize exploration. He also serves as chief geologist for Asia Gold Corp. and is responsible for epithermal gold exploration in Mongolia, Bulgaria and Indonesia.

Hector Ponte. Hector Ponte is cofounder and president of Oregalore SA, a geological consulting firm in Argentina. Mr. Ponte is a consulting geologist and commercial manager with more than 25 years of experience. As Mining Promotion Officer with the National Development Bank, he developed strategies for the purchase of gold and silver and provided technical assistance for the exploration and exploitation of alluvial gold projects.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.
Exhibit No.	Exhibit
10.1	Assignment and Assumption of Lease and Debt Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONSTITUTION MINING CORP.
DATE: January 24, 2008	"Daniel Hunter" Name: Daniel Hunter Title: Chief Operating Officer and a Director

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